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EXHIBIT 99.1

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1

PRESS RELEASE
MAGNA ENTERTAINMENT CORP. ANNOUNCES SLOTS FINANCING UNDER EXISTING
GULFSTREAM PARK PROJECT FINANCING FACILITY

AURORA, ON, July 26, 2006 — Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.A)., owner of Gulfstream Park, today announced that Gulfstream Park Racing Association, Inc. ("Gulfstream") has agreed to amend its existing project financing facility with MID Islandi, sf. (the "Lender") by adding a new tranche of up to $25.75 million (plus Lender costs and capitalized interest) to fund the design and construction of a slot facility to be located in the existing Gulfstream Park clubhouse building, as well as related capital expenditures and start-up costs, including the acquisition and installation of 500 slot machines.

Blake Tohana, MEC's Executive Vice-President and Chief Financial Officer, stated, "This new financing will fund the installation of 500 slot machines at Gulfstream Park, which will enhance Gulfstream's capability as a year-round entertainment destination center. We expect to open the Gulfstream Park slot facility in October of this year."

The new Gulfstream financing has a five-year term and, consistent with the existing facility, bears interest at a fixed rate of 10.5% per annum, compounded semi-annually. Prior to January 1, 2007, interest on the new tranche will be capitalized. Beginning January 1, 2007, the new tranche provides for blended payments of principal and interest based on a 25-year amortization period commencing on that date. Advances relating to the slot facility will be made available by way of progress draws and there will be no prepayment penalty associated with the new tranche. The Gulfstream project financing facility will be further amended to introduce a mandatory annual cash flow sweep of not less than 75% of Gulfstream's total excess cash flow, after permitted capital expenditures and debt service, to be used to repay the additional principal amount being made available under the new tranche. Gulfstream will pay the Lender a fee of $257,500 (1% of the amount of the new tranche) as consideration for the amendments.

Consideration of the amendment to the Gulfstream project financing facility by MEC was supervised by the Special Committee of MEC's board of directors consisting of Jerry D. Campbell (Chairman), Louis E. Lataif, William J. Menear and Gino Roncelli. The approval of MEC's board followed a favourable recommendation of the Special Committee.

This press release contains "forward-looking statements" within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, among others, statements regarding: our strategies and plans; expectations as to financing and liquidity requirements and arrangements; expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain redevelopment projects, transactions or other objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new racetracks or other developments, products and services; expectations as to the timing and receipt of government approvals and regulatory changes in gaming and other racing laws and regulations; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, operating results, prospects or liquidity; projections, predictions, expectations, estimates, beliefs or forecasts as to our financial and operating results and future economic performance; and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analyses made in the light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements. Material factors that could cause actual results to differ materially from our forward-looking statements include, without limitation, adverse changes in general economic conditions, a decrease in the popularity of racing and other gaming activities as recreational activities, changes in the regulatory environment affecting the racing and gaming industries, and an inability to finance, execute or implement our strategies and plans within expected timelines or budgets. The material factors or assumptions that were applied in drawing conclusions set out in our forward looking statements include, without limitation, the assumptions that there will not be an adverse change in general economic conditions, a decrease in the popularity of racing and other gaming activities, or any material changes in the regulatory environment, and that we will be able to finance, execute and implement our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

MEC, North America's number one owner and operator of horse racetracks, based on revenues, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering systems, and Horse Racing TV™, a 24-hour horse racing television network.

For more information contact:
Blake Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive, Aurora, ON L4G 7K1
Telephone: 905-726-7493
www.magnaent.com

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PRESS RELEASE MAGNA ENTERTAINMENT CORP. ANNOUNCES SLOTS FINANCING UNDER EXISTING GULFSTREAM PARK PROJECT FINANCING FACILITY